Exhibit 10.6

STOCK INCENTIVE AGREEMENT

FOR RESTRICTED STOCK AWARD

BETWEEN

BANCPLUS CORPORATION

AND

THIS AGREEMENT, entered into as of the Grant Date (as defined in Section 1.2 below), by and between BANCPLUS CORPORATION (the “Company”) and                                                           (“the Grantee”).

WITNESSETH:

WHEREAS, the Company maintains the BancPlus Corporation 2018 Long-Term Incentive Plan (the “Plan”), a copy of which is attached hereto and which is incorporated into and forms a part of this Agreement; and

WHEREAS, the Grantee is employed by BankPlus, a wholly-owned subsidiary of the Company, and has been selected by the Committee which administers the Plan to receive a Restricted Stock Award under the Plan.

NOW, THEREFORE, the Company hereby grants Grantee the equity grant as set forth herein (the “Award”), and the Company and Grantee agree as follows with respect to such Award:

ARTICLE I

GRANT OF RESTRICTED STOCK

1.1    Award. The Grantee is hereby granted an Award of                                                           shares of Restricted Stock, subject to the terms and conditions contained herein and in the Plan.

1.2    Grant Date. The Grant Date is                                         .

1.3    Issue Price. The Grantee shall not be required to pay any issue price to the Company in exchange for the Restricted Stock granted hereunder.

ARTICLE II

RESTRICTIONS AND VESTING

2.1    Transfer and Restrictions. During the period beginning on the Grant Date through the date on which the shares of Restricted Stock granted hereunder becomes vested as provided in Section 2.5 below (the “Restricted Period”), the shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Any such attempted sale, transfer, assignment or pledge during the Restricted Period shall be void and of no effect.

2.2    Deposit of Shares of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Grantee and shall be held by the Company or another escrow agent designated by the Company until all restrictions imposed hereunder shall lapse. Grantee shall, simultaneously with the execution of this Agreement, deliver to the Company a stock power endorsed in blank with respect to each certificate representing shares of Restricted Stock subject to this Award.

2.3    Release of Shares. As and when the Grantee (or his designated beneficiary in the event of his death) becomes vested in the shares of Restricted Stock as provided in Section 2.5, and all required withholding taxes have been remitted or withheld as provided in Section 5.8(a), the Company or escrow holder shall deliver to the Participant (or his designated beneficiary in the event of his death) a certificate evidencing the outright ownership of such vested shares (net of shares withheld for taxes, if any) free of any and all restrictions imposed under this Agreement and the Plan, together with any stock power related to such shares. The Grantee (or the Grantee’s beneficiary in the event of the Grantee’s death, designated as provided in Section 5.7) shall then own such net vested shares free of any and all restrictions imposed under this Agreement.

2.4     Distributions and Voting Rights.

(a) The Grantee shall be entitled to any and all dividends and other distributions with respect to the shares of Restricted Stock awarded hereunder that become payable during the Restricted Period; provided, however, that no dividends or other distributions shall be payable to or for the benefit of the Grantee for shares of Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock.

(b) The Grantee shall be entitled to vote the shares of Restricted Stock awarded hereunder during the Restricted Period to the same extent as would have been applicable to the Grantee if the Grantee was then vested in the shares; provided, however, that the Grantee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock.

2.5    Vesting. Grantee shall vest in the shares of Restricted Stock awarded hereunder on the Vesting Date(s) set forth below, provided the Grantee has not incurred a Termination of Employment prior to such Vesting Date(s):

Vesting Date	Shares Vested

Notwithstanding the foregoing, the Grantee shall become one hundred percent (100%) vested in the shares of Restricted Stock awarded hereunder that have not previously vested, and all restrictions imposed by this Agreement and the Plan shall lapse, as of the date the Grantee incurs a Termination of Employment prior to the Vesting Date, if such termination occurs by reason of the Grantee’s death or Disability or due to termination by the Company without Cause.

Except as otherwise provided in this Section, the Participant shall forfeit shares of Restricted Stock that have not yet vested as of the date of Termination of Employment if such Termination of Employment occurs for reasons other than death, Disability or termination by the Company without Cause during the Restricted Period as to such shares.

ARTICLE III.

CHANGE IN CONTROL OF THE COMPANY

3.1    Effect of Change in Control.

(a)    If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Restricted Stock Award granted hereunder or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Restricted Stock, then the Restricted Stock Award shall become immediately and fully vested. In addition, the Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to the Grantee for the outstanding Restricted Stock Award upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Restricted Stock.

(b)    If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Restricted Stock Award granted hereunder or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Restricted Stock Awards, then the Restricted Stock Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

3.2    Amendment or Termination. This Article III shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of the Grantee hereunder.

ARTICLE IV.

GRANTEE’S COVENANTS

4.1    Nondisclosure of Confidential Information. During the course of Grantee’s employment with the Company, the Company will provide Grantee with access to certain confidential information, trade secrets, and other matters which are of a confidential or proprietary nature, including but not limited to the Company’s customer lists, pricing information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, and other information the Company treats as confidential or proprietary (collectively the “Confidential Information”). The term “Confidential Information” shall not include any information that: (a) was known to Grantee prior to its disclosure by the Company; (b) has become publicly known through no fault of the Grantee; (c) was disclosed to Grantee by a third party without restriction on use or disclosure, so long as the third party was not, to Grantee’s knowledge, subject to a confidentiality obligation with respect to the information; or (d) was independently developed by Grantee without the use of Confidential Information. The Company provides on an ongoing basis such Confidential Information as the Company deems necessary or desirable to aid Grantee in the performance of his duties. Grantee understands and acknowledges that such Confidential Information is confidential and proprietary, and agrees not to use or disclose such Confidential Information to anyone outside the Company except to the extent that (a) Grantee deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Company; or (b) Grantee is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information, provided that in such case, Grantee shall promptly inform the Company of such event, shall cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order. Confidential Information shall no longer be deemed confidential or proprietary at such time as it becomes generally known to and available for use in the industries in which the Company does business, other than as a result of any action or inaction by Grantee. At such time as Grantee shall cease to be employed by the Company or any other time as requested by the Company, Grantee will immediately turn over to the Company and cease to use all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them, provided to or created by him during the course of his employment with the Company, except for any of Grantee’s personal employment-related documents or agreements, equity plan documents or any tax-related documentation.

4.2    Non-Solicitation of Customers/Employees.

(a)     Non-Solicitation of Customers. During the term of Grantee’s employment with the Company and for a period of one hundred eighty (180) days thereafter, regardless of the reason for termination of employment, Grantee will not solicit, divert, or take away (or attempt to divert or take away) Customers of the Company. The term “Customer” as used in this Section 4.2(a) means any customer with whom the Company: (i) has an existing agreement or business relationship as of Grantee’s last day of employment with the Company (“Termination Date”); or (ii) has had an agreement or business relationship within the six-month period preceding Grantee’s Termination Date. For purposes of clarification, an announcement of Grantee’s employment notice move shall not be deemed a violation of this Section 4.2(a).

(b)     Non-Solicitation of Employees. For a period of twelve (12) months after the Termination Date, regardless of the reason for termination of employment, Grantee will not call on, recruit, solicit, or induce any Employee of the Company to terminate his/her relationship with the Company, and will not assist any other person or entity in such a solicitation. For the purposes of this Section 4.2(b), the term “Employee” means (i) any current employee of the Company as of the Termination Date; (ii) any prior employee of the Company employed by the Company within six (6) months prior to the Termination Date; (iii) any employee of the Company employed by the Company during the 12-month period after the Termination Date; and (iv) any prospective employee of the Company during the foregoing time periods who was interviewed by the Company and was approved for hire and in each of the preceding cases, with respect to whom Grantee had any role, direct or indirect, in recruiting on behalf of the Company or who was or would have been a direct report to Grantee in his position at the Company. For purposes of clarification an announcement of Grantee’s employment notice move shall not be deemed a violation of this Section 4.2(b).

4.3    Remedies. Notwithstanding any other provision of this Agreement, if the Grantee breaches any provision of this Article IV, any shares of Restricted Stock which have not become vested shall be immediately forfeited to the Company. In addition, during the term of this Agreement and for one hundred eighty (180) days thereafter, in respect of solicitation of customers and twelve (12) months with respect to solicitation of employees the Company shall be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security): (i) restraining and enjoining any act which would constitute a breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach, as well as any other remedies available to the Company, including monetary damages. Upon the Company’s request, the Grantee shall provide reasonable assurances and evidence of compliance with the restrictive covenants set forth in this Article IV. If any court of competent jurisdiction shall deem any provision in this Article IV too restrictive, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law. The restrictive covenants set forth in this Article IV shall survive the termination of this Agreement, the forfeiture of any shares of Restricted Stock, and the Grantee’s termination of employment with the Company and all Affiliates for any reason, and the Grantee shall continue to be bound by the terms of this Article IV as if this Agreement was still in effect.

ARTICLE V.

MISCELLANEOUS PROVISIONS

5.1    Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares subject to outstanding Restricted Stock Award. Appropriate adjustments may also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to the provisions of the Plan, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section shall be conclusive and binding for all purposes under the Plan.

5.2    Amendment, Suspension, and Termination of Plan.

(a)    The Board may suspend or terminate the Plan or any portion thereof at any time, and, subject to limitations contained therein and subject to shareholder approval if required, may amend the Plan from time to time in such respects as the Board may deem advisable in order that any awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment, suspension, or termination shall adversely alter or impair the Restricted Stock Award granted hereunder without the consent of the Grantee.

(b)    The Committee may amend or modify the Restricted Stock Award granted hereunder in any manner to the extent that the Committee would have had the authority under the Plan initially to grant the Restricted Stock Award as so modified or amended; however, no such amendment or modification shall adversely alter or impair the Restricted Stock Award granted hereunder without the consent of the Grantee.

(c)    Notwithstanding the foregoing, the Plan and the Agreement may be amended without any additional consideration to the Grantee to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

5.3    No Right to Employment/Other Service. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of the Restricted Stock Award pursuant to this Agreement shall be deemed (a) to create any obligation on the part of the Company or any Affiliate or on the Board of Directors of the Company or such Affiliate to retain the Grantee as an employee, consultant, director or other service provider or to nominate Grantee for election to the Board, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, other service provider, or non-employee director for any period of time or at any particular rate of compensation.

5.4    Plan and Grant Document Control. The grant of the Restricted Stock Award hereunder is governed and controlled by the terms of the Plan and this Award Agreement. All the provisions of the Plan, as such may be amended from time to time, are hereby incorporated into this Agreement by this reference. All capitalized terms utilized in this Agreement shall have the same meaning as in the Plan, except as otherwise specifically provided herein.

5.5    Governing Law. All matters relating to the Plan or to awards granted under the Plan pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi without regard to the principles of conflict of laws.

5.6    No Impact on Benefits. The Restricted Stock Award granted hereunder is not compensation for purposes of calculating the Grantee’s rights under any employee benefit plan of the Company or any Affiliate that does not specifically require the inclusion of Awards in calculating benefits.

5.7    Beneficiary Designation.    The Grantee may name a beneficiary or beneficiaries to receive any vested portion of the Award that is unpaid at the Grantee’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the Grantee, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If the Grantee has not made an effective beneficiary designation, the deceased Grantee’s beneficiary will be the Grantee’s surviving spouse or, if none, the deceased Grantee’s estate. The identity of a Grantee’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Grantee and will not be inferred from any other evidence.

5.8    Taxes.

(a) Withholding. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Restricted Stock Award granted hereunder, if any. With respect to withholding required upon any taxable event arising as a result of the Restricted Stock Award granted hereunder, the Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock of the Company having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.    Alternatively, the Grantee may elect for such taxes to be withheld from other compensation otherwise due to the Grantee from the Company and provided Grantee’s other compensation is sufficient to cover such taxes. All such elections shall be irrevocable, made in writing and signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. All such elections shall be made and filed with the Committee in the manner determined by the Committee on or before the Vesting Date, or such earlier date as shall be determined by the Committee. If an election has not been made by the Grantee, or the amount of the taxes required to be withheld has not been remitted by the Grantee to the Company on or before the Vesting Date, the Company shall withhold shares of Stock of the Company having a Fair Market Value equal to the tax required to be withheld from the Restricted Stock vesting pursuant to this Award on such date.

(b) Section 83(b) Election. The Grantee may elect to accelerate any Federal tax payment due as a result of receiving an Award of Restricted Stock by making a timely election pursuant to Section 83(b) of the Code, and complying with the procedures outlined therein.

5.9    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

5.10    Severability. In the event any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

5.11    Terms of Agreement. This Agreement shall expire three (3) years after the last vesting date stated in Section 2.5, provided, however, there shall be no limit on the provisions of Section 4.1 in respect of disclosure of Confidential Information.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Incentive Agreement executed to be effective as of the Grant Date.

BANCPLUS CORPORATION

By:

(Insert Name)

(Insert Title)

GRANTEE:

Print Grantee Name

Address

City, State, Zip Code

BANCPLUS CORPORATION

2018 Long-Term Incentive Plan

Restricted Stock Award

BENEFICIARY DESIGNATION FORM

GRANTEE:

I hereby designate the following person or persons to receive the shares of stock of BancPlus Corporation (the “Company”) granted to me pursuant to the Incentive Stock Agreement for Restricted Stock Award between me and BancPlus Corporation effective the              day of                     , 20    (the “Agreement”) in the event of my death prior to my becoming fully vested in such stock and which becomes fully vested upon my death:

Primary Beneficiary(ies):

Name	Address	SS#	Percentage
%
%
%

Note: If more than one primary beneficiary is designated, payment shall be made equally to each unless otherwise specified. In the event of the death of or disclaimer by one or more (but less than all) of the persons designated as primary beneficiaries, his or her share will be paid pro rata to the remaining primary beneficiary(ies).

Contingent Beneficiary(ies):

In the event all of the persons designated as Primary Beneficiaries shall predecease me or disclaim all of his or her interest granted herein, I hereby designate the following person(s) as my contingent beneficiary(ies):

Name	Address	SS#	Percentage
%
%
%

I hereby acknowledge that the beneficiary designations herein revoke and supersede any and all beneficiary designations previously made by me with regard to my stock under the Agreement. I reserve the right to revoke and/or change the beneficiary designations made herein at any time prior to my death by filing a new Beneficiary Designation Form with the Company.

GRANTEE SIGNATURE

DATE
Witness

Received and Acknowledged this the              day of                     , 20    .

BANCPLUS CORPORATION

By:

Title: